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      Microfilm Number_______________________________                        Filed with the Department of State on March 24, 1997
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      Entity Number      2072587                                                   /s/ XXXXXXXXXXXXX XXXXXXXXXXXXXXXXXX
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                                                                                          Secretary of the Commonwealth


                                               ARTICLES OF AMENDMENT-DOMESTIC BUSINESS CORPORATION
                                                           DSCB: 15-1915 (Rev 90)

   In compliance with the requirements of 15 Pa.C.S. Section 1915 (relating to articles of amendment), the undersigned business corporation, desiring to amend its Articles, hereby states that:

1. The name of the corporation is:        USA Technologies, Inc.
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2. The (a) address of this corporation's current registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is (the Department is hereby authorized to correct the following information to conform to the records of the Department):

(a)
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   Number and Street                                      City                   State           Zip              County


(b) c/o:  Corporation Service Company                                                                          Chester
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        Name of Commercial Registered Office Provider                                                             County

For a corporation represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the corporation is located for venue and official publication purposes.


3. The statute by or under which it was incorporated is:    Business Corporation Law of 1988
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4. The date of its incorporation is:      January 16, 1992
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5. (Check, and if appropriate complete, one of the following):

   X The amendment shall be effective upon filing these Articles of Amendment in the Department of State.
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      The amendment shall be effective on:                                         at
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                                                          Date                                            Hour
6. (Check one of the following):

   X The amendment was adopted by the shareholders (or members) pursuant to 15 Pa.C.S. Section 1914(a) and (b).
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     The amendment was adopted by the board of directors pursuant to 15 Pa.C.S. Section 1914(c).
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7. (Check, and if appropriate complete, one of the following):

     The amendment adopted by the corporation, set forth in full, is as follows:
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   X The amendment adopted by the corporation is set forth in full in Exhibit A attached hereto and made a part hereof.
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DSCB:15-1915 (REV 90)2
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8. (Check if the amendment restates the Articles):

      The restated Articles of Incorporation supersede the original Articles and all amendments thereto.
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  IN TESTIMONY WHEREOF, the undersigned corporation has caused these Articles of Amendment to be signed by a duly authorized officer
thereof this 20th day of  March   , 1997.


                                                                 USA TECHNOLOGIES, INC.
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                                                                                    (Name of Corporation)

                                                            BY:  /s/ George R. Jensen, Jr.
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                                                                                        (Signature)

                                                            TITLE: President
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                                   EXHIBIT "A"


                  1. Paragraph (A) Classes of Stock of Article 4 of the Articles of Incorporation of the Company shall be amended and restated to read in full as follows:
                  (A) Classes of Stock. The aggregate number of shares which the corporation shall have authority to issue is 56,200,000 shares, divided into 55,000,000 shares of Common Stock, without par value, and 1,200,000 shares of Series Preferred Stock, without par value.

                  2. The first sentence of Subparagraph (C) Designation of Series A Convertible Preferred Stock of Article 4 of the Articles of Incorporation of the Company shall be amended and restated to read in full as follows:
                  (C) Designation of Series A Convertible Preferred Stock. There is hereby established a series of the Series Preferred Stock designated "Series A Convertible Preferred Stock" (herein referred to as Series A Preferred Stock"), consisting of 1,200,000 shares having the relative rights, designations, preferences, qualifications, privileges, limitations, and restrictions applicable thereto as follows:

                  3. Subparagraph (C)3(a)(i) Conversion Rights of Article 4 of the Articles of Incorporation of the Company shall be amended and restated to read in full as follows:

                  (i) Each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of this corporation or any transfer agent for the Series A Preferred Stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $1.00 (provided, however, that such number shall be $1.20 rather than $1.00 for each share of Series A Preferred Stock converted into shares of Common Stock during the period of time from March 24, 1997 through December 31, 1997) by the Conversion Price at the time in effect for such share. The initial Conversion Price per share for shares of Series A Preferred Stock shall be $.10; provided, however, that the Conversion Price for the Series A Preferred Stock (the "Conversion Price") shall be subject to adjustment as set forth in Subsection 3(c).

                  4 Subparagraph (C)3(a)(ii) Conversion Rights of Article 4 of the Articles of



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Incorporation of the Company shall be amended and restated to read in full as follows:

                  (ii) Upon conversion of any Series A Preferred Stock, any accrued but unpaid dividends on such Series A Preferred Stock may at the option of the holder of such Series A Preferred Stock be converted into fully paid and nonassessable shares of Common Stock at the price of $1.00 per share of Common Stock; provided, however, that during the period of time from March 24, 1997 through December 31, 1997, the price shall be $.83 for each share of Common Stock. The price at which shares of Common Stock may be acquired pursuant to this subparagraph
                  (ii) shall be appropriately increased or decreased from time to time to reflect any split, subdivision or combination of the issued and outstanding Common Stock, as the case may be.